Exhibit 99.1

GENCOR RELEASES SECOND QUARTER FISCAL 2020 RESULTS

May 4, 2020 (PRIME NEWSWIRE)—Gencor Industries, Inc. (Nasdaq: GENC) announced today net revenues of $26.0 million for the quarter ended March 31, 2020 compared to $26.7 million for the quarter ended March 31, 2019. Gross margins for the quarter ended March 31, 2020 were 28.2% compared with 37.2% for the quarter ended March 31, 2019. The gross margins achieved in prior year’s quarter benefitted from an unusually strong pricing environment for plant and equipment sales. The current quarter’s gross margins of 28.2% reflect a more typical margin for the second quarter. Product engineering and development expenses decreased $134,000 to $689,000 for the quarter ended March 31, 2020. Selling, general and administrative (“SG&A”) expenses increased $87,000 to $2,561,000 for the quarter ended March 31, 2020. Increased headcount, higher travel and trade show expenses resulted in the increase in SG&A expenses. Operating income for the quarter ended March 31, 2020 declined by 38.2% to $4.1 million compared with $6.6 million for the quarter ended March 31, 2019.

For the quarter ended March 31, 2020, the Company had non-operating expense of $4.9 million compared to non-operating income of $2.7 million for the quarter ended March 31, 2019. Included in non-operating expense for the quarter ended March 31, 2020 were net realized and unrealized losses on marketable securities of $5.7 million, due to the decline in the domestic equity markets in March 2020. The effective income tax rate for the quarters ended March 31, 2020 and March 31, 2019 were 20%. Net loss for the quarter ended March 31, 2020 was $0.7 million, or $(0.04) per diluted share, compared with net income of $7.5 million, or $0.51 per diluted share for the quarter ended March 31, 2019.

For the six months ended March 31, 2020 the Company had net revenue of $44.0 million and net income of $1.8 million ($0.12 per diluted share) versus net revenue of $48.0 million and net income of $7.8 million ($0.53 per diluted share) for the six months ended March 31, 2019.

At March 31, 2020, the Company had $121.0 million of cash and marketable securities compared to $115.6 million at September 30, 2019. Net working capital was $149.6 million at March 31, 2020. The Company had no short-term or long-term debt outstanding at March 31, 2020.

The Company’s backlog was $24.5 million at March 31, 2020 compared to $24.2 million at March 31, 2019.

John Elliott, Gencor’s CEO, commented, “Second quarter revenues were moderately lower compared to the second quarter of fiscal 2019. Production and deliveries were minimally affected by COVID-19-related precautions in the quarter.

Although down from prior year, gross margins remained strong as the company benefited from solid productivity and slightly lower steel prices. In the quarter we made commitments with some of our steel suppliers to lock in pricing on steel plate and beam and more importantly to guarantee supply, to meet anticipated production needs for the remainder of the fiscal year.

Gencor continues to evaluate the risks to business activity related to the COVID-19 pandemic, including potential impacts on our employees, customers, suppliers and financial results. To date, there has been minimal impact to the Company’s operations and deliveries as a result of COVID-19. As the situation remains fluid, it is difficult to predict the duration of the pandemic and its impact on the Company’s business. We implemented actions to moderate our spending and more closely manage cash during this uncertain period, including prioritizing capital outlays. The Company has significant liquidity and no debt, which provides us the flexibility to proactively manage the business while we navigate through the uncertainty.

The ConExpo/ConAgg show in March was successful in spite of the global health and travel disruptions. Our show visitors expressed optimism with their workload for this year. We enjoyed significant attention, both domestic and international, and our new product introductions were well received.”

Gencor Industries is a diversified heavy machinery manufacturer for the production of highway construction materials, synthetic fuels and environmental control machinery and equipment used in a variety of applications.

GENCOR INDUSTRIES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Quarters Ended March 31,		For the Six Months Ended March 31,
	2020	2019	2020	2019
Net revenue	$25,993,000	$26,670,000	$44,023,000	$47,997,000
Costs and expenses:
Production costs	18,655,000	16,759,000	32,365,000	33,169,000
Product engineering and development	689,000	823,000	1,455,000	1,546,000
Selling, general and administrative	2,561,000	2,474,000	4,943,000	4,664,000

	21,905,000	20,056,000	38,763,000	39,379,000

Operating income	4,088,000	6,614,000	5,260,000	8,618,000
Other income (expense), net:
Interest and dividend income, net of fees	763,000	507,000	1,395,000	1,041,000
Net realized and unrealized gains (losses) on marketable securities	(5,670,000)	2,204,000	(4,353,000)	57,000
Other	—	—	(10,000)	—

	(4,907,000)	2,711,000	(2,968,000)	1,098,000

Income (loss) before income tax expense (benefit)	(819,000)	9,325,000	2,292,000	9,716,000
Income tax expense (benefit)	(164,000)	1,865,000	458,000	1,943,000

Net income (loss)	$(655,000)	$7,460,000	$1,834,000	$7,773,000

Basic Income (Loss) per Common Share:
Net income (loss) per share	$(0.04)	$0.51	$0.13	$0.53

Diluted Income (Loss) per Common Share:
Net income (loss) per share	$(0.04)	$0.51	$0.12	$0.53

GENCOR INDUSTRIES, INC.

Condensed Consolidated Balance Sheets

	March 31, 2020 (Unaudited)	September 30, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$18,738,000	$10,302,000
Marketable securities at fair value (cost $105,967,000 at March 31, 2020 and $104,176,000 at September 30, 2019)	102,275,000	105,322,000
Accounts receivable, less allowance for doubtful accounts of $474,000 at March 31, 2020 and $459,000 at September 30, 2019	2,366,000	1,603,000
Costs and estimated earnings in excess of billings	8,792,000	13,838,000
Inventories, net	27,063,000	25,366,000
Prepaid expenses and other current assets	2,144,000	499,000

Total Current Assets	161,378,000	156,930,000

Property and equipment, net	8,276,000	8,389,000
Other assets	53,000	53,000

Total Assets	$169,707,000	$165,372,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$4,380,000	$1,907,000
Customer deposits	4,713,000	1,918,000
Accrued expenses	2,721,000	2,660,000

Total Current Liabilities	11,814,000	6,485,000

Deferred and other income taxes	509,000	3,372,000

Total Liabilities	12,323,000	9,857,000

Commitments and contingencies
Shareholders’ Equity:
Preferred stock, par value $.10 per share; 300,000 shares authorized; none issued	—	—
Common stock, par value $.10 per share; 15,000,000 shares authorized; 12,277,337 shares issued and outstanding at March 31, 2020 and September 30, 2019	1,228,000	1,228,000
Class B Stock, par value $.10 per share; 6,000,000 shares authorized; 2,308,857 shares issued and outstanding at March 31, 2020 and September 30, 2019	231,000	231,000
Capital in excess of par value	12,194,000	12,159,000
Retained earnings	143,731,000	141,897,000

Total Shareholders’ Equity	157,384,000	155,515,000

Total Liabilities and Shareholders’ Equity	$169,707,000	$165,372,000

Caution Concerning Forward Looking Statements—This press release and our other communications and statements may contain “forward-looking statements,” including statements about our beliefs, plans, objectives, goals, expectations, estimates, projections and intentions. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual future results may differ materially from those set forth in our forward-looking statements. For information concerning these factors and related matters, see our Annual Report on Form 10-K for the year ended September 30, 2019; (a) “Risk Factors” in Part I, Item 1A and (b) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7. However, other factors besides those referenced could adversely affect our results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by us herein speak as of the date of this press release. We do not undertake to update any forward-looking statement, except as required by law.

Contact:	Eric Mellen, Chief Financial Officer

407-290-6000